UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2006
National Consumer Cooperative Bank
(Exact name of registrant as specified in its charter)

United States of America
(12 U.S.C. section 3001 et seq.)	2-99779	52-1157795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1725 Eye St., NW, Suite 600, Washington, DC 20006
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 336-7700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 29, 2005, the National Consumer Cooperative Bank (“NCB”) entered into a lease (the “Lease”) for office space in Arlington, Virginia that was approved by the building lender and made effective on January 27, 2006. Over the next 12 months, NCB intends to move some of its operations and personnel from its headquarters in Washington, D.C. to the leased office space in Arlington, Virginia, but its principal office will remain in Washington, D.C. The Lease is with First Crystal Park Associates Limited Partnership, a Virginia limited partnership (the “Landlord”).
The Lease provides for a term of 15 years and 8 months, commencing on January 1, 2006. It provides for initial rentable office space of approximately 75,870 square feet on two floors of the Crystal Park I office building located at 2011 Crystal Drive, Arlington, Virginia 22202. The Lease provides for a Rent Start Date of the earlier of (1) September 1, 2006 or (2) the date on which NCB commences use of the premises for the conduct of its business. NCB is obligated to take addition space in the building totaling approximately 10,800 rentable square feet on dates selected by the Landlord in accordance with the Lease between the 60th and 132nd month after the Rent Start Date.
The Lease provides for an initial base annual rent, commencing on the rent start date, of approximately $2.3 million ($31 per rentable square foot). The Lease provides for annual increases, with a base annual rent of $44.70 per rentable square foot in the 16th lease year.
The Lease provides NCB with an option to elect that Vornado Realty LP, a company related to the Landlord (“Vornado”), assume certain obligations to pay rent on NCB’s office space in Washington D.C. through the term of that lease, which expires in 2011 (defined as the “1725 Eye Street Obligation”). If NCB elects this option, NCB will be obligated to pay Vornado payments equal to an annual amount of $401,500 during the term of the Lease.
The full Lease is filed herewith an exhibit and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(d) A copy of the Lease is included as Exhibit 10.55.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Consumer Cooperative Bank (Registrant)
Date: January 30, 2006	By:	/s/ Richard L. Reed
Richard L. Reed
Executive Managing Director, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.55	Lease for 2011 Crystal Drive, Arlington, Virginia 22202